UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006 (January 25, 2006)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 25, 2006, the Compensation Committee of the Board of Directors of the Company approved Performance Unit Award Agreements (“Performance Unit Agreement”) for officers of the Company as well as stock option and restricted stock awards pursuant to the Company’s 2002 Director & Officer Long-Term Incentive Plan, which plan was approved by the Company’s stockholders and is filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2003. Each Performance Unit provides the officer an opportunity to earn a cash payment based upon the number of units awarded and the cumulative Baker Value Added (as that term has been defined by the Committee and is a Company metric that measures its operating profit after taxes less the cost of capital employed) achieved by the Company for the three-year period beginning January 1, 2006 and ending December 31, 2008 (the “Performance Period”). Each unit awarded under the Performance Unit Agreement has a target value of $100. However the actual award payment will be within a range of $25 per unit if a minimum cumulative BVA level is reached for the Performance Period up to $200 per unit if a maximum cumulative BVA is met or exceeded for the Performance Period. If the minimum cumulative BVA level is not reached for the Performance Period, then the award pursuant to the Performance Unit Agreement shall lapse and be forfeited as of December 31, 2008.
The foregoing description of the Performance Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the Award Agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005.
On January 25, 2006, the Compensation Committee of the Board of Directors of the Company reviewed and approved the awards for the 2005 performance period and the 2006 performance goals for the Company’s officers under the Company’s Annual Incentive Compensation Plan, as amended and restated effective January 1, 2005 by the Company’s Board of Directors on January 26, 2006 (the “Annual Incentive Plan”). The Annual Incentive Plan amends and restates the Baker Hughes Incorporated 1995 Employee Annual Incentive Plan, which plan is filed as exhibit 10.21 to the Company’s Form 10-K for the year ended December 31, 2002 and provides for amendments needed to comply with the America Jobs Creation Act, increases the annual maximum award amount, expands the performance criteria that may be applied to incentive payments and includes specific provisions to provide for the deferral of certain incentive payments. In order to approve the material terms of the performance criteria that may apply to annual performance bonuses granted under the Annual Incentive Plan, such terms will be submitted to stockholders at the Company’s 2006 Annual Stockholders Meeting. This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, payment of the annual performance incentives under the Annual Incentive Plan for officers of the Company for 2006 performance is subject to stockholder approval of the material terms of the performance criteria under the Annual Incentive Plan. The foregoing description of the Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the plan, which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005. The 2006 performance goals are based on earnings per share and Baker Value Added criteria.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: January 30, 2006	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

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